U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         Dakota Fitness Equipment, Inc.,
                         -------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                  5941                        45-0462070
------                                  ----                        ----------
(State or other              (Primary Standard Industrial      (I.R.S. Employer
jurisdiction                 Classification Code Number)    Identification No.)
of incorporation
or organization)

200 N. 3rd St., Suite 280, Bismarck, North Dakota                         58504
-------------------------------------------------                         -----
(Address of registrant's principal executive offices)                (Zip Code)

                                 (701) 663-7776
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                20,000,000               $0.025                $500,000            $119.50
====================================== ======================== ==================== ======================= ===============

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                         Dakota Fitness Equipment, Inc.,
                              a Nevada corporation

                        20,000,000 Shares of Common Stock


         We intend to provide a full line of fitness and exercise equipment along with nutrition supplements. We expect to market our products to a range of clients, from individual consumers to companies with on-site exercise facilities for their employees. We are offering for sale 20,000,000 shares of our common stock in a self-underwritten offering directly to the public. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.025 per share. If all of the shares offered by us are purchased, the proceeds to us will be $500,000. We may receive less than $500,000 if all of the offered shares are not purchased. Investors may not revoke their subscription. We anticipate that the offering will terminate nine months from the date that our registration statement is declared effective by the Securities and Exchange Commission. The minimum investment which each prospective purchaser of offered shares must make is $1,000.


         This is our initial public offering and no public market currently exists for shares of our common stock. We have not applied for listing or quotation on any public market. We do not expect a liquid market to develop for several years, if at all.

         See "Risk Factors" on Pages 5 to 11 for factors to be considered before investing in the shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                      The date of this prospectus is March
                        14, 2002. Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................4
Forward Looking Statements....................................................8
Use of Proceeds...............................................................8
Determination of Offering Price...............................................8
Dilution......................................................................9
Selling Security Holders......................................................9
Plan of Distribution..........................................................9
Legal Proceedings............................................................10
Directors, Executive Officers, Promoters and Control Persons.................10
Security Ownership of Certain Beneficial Owners and Management...............15
Description of Securities....................................................16
Interest of Named Experts and Counsel........................................16
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................17
Organization Within Last Five Years..........................................17
Description of Business......................................................17
Management's Discussion and Analysis of Financial Condition
and Results of Operations....................................................23
Description of Property......................................................24
Certain Relationships and Related Transactions...............................24
Market for Common Equity and Related Stockholder Matters.....................25
Executive Compensation ......................................................26
Financial Statements.........................................................28
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................38
Legal Matters................................................................38
Experts......................................................................38
Additional Information.......................................................38
Indemnification of Directors and Officers....................................38
Other Expenses of Issuance and Distribution..................................39
Recent Sales of Unregistered Securities......................................39
Exhibits.....................................................................39
Undertakings.................................................................40
Signatures...................................................................42
Power of Attorney............................................................43



Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
-------------------

 Our Business:                       Our principal business address is 200 N.
                                     3rd Street, Suite 280, Bismarck, North
                                     Dakota, 58504; our telephone number is
                                     (701) 663-7776.


                                     We are a development stage company which has not generated any income. In fact, we have suffered losses since our inception. In addition, as of October 31, 2001, our liabilities exceeded our assets. We intend to provide a full line of fitness and exercise equipment along with nutrition supplements. Our current source of fitness equipment is Norland Fitness in Bismarck, North Dakota. We intend to market and sell fitness equipment for exercising the entire body. Our products will include exercise machines such as rowing machines, bench presses, pulldown machines and leg press machines. We expect to market our products to a range of clients, from individual consumers to companies with on-site exercise facilities for their employees. We initially anticipate marketing our products by means of our website that will feature advice from an online fitness expert. Our online fitness expert will work with our clients to develop a personalized fitness regime tailored to each clients individual needs. We hope to acquire a trade show booth to feature our products at various locations, such as promotional events and conventions. We currently offer a limited selection of products on our website www.dakotafitness.com.


                                     We also plan to lease facilities in the
                                     Bismarck, North Dakota area from which we anticipate will house a showcase fitness facility, and from which we will be able to conduct our sales operations. We expect this facility to showcase our nutritional supplements and fitness equipment in a functional gymnasium setting. We plan to begin marketing our products to customers in the North Dakota market, and later expand our operations into the upper Midwest region.


                                     Our auditors have expressed doubt about our ability to continue as a going concern as we currently have limited operations and we have suffered losses from inception. Our ability to earn revenues will be affected by the industry competition. Our industry is highly competitive with low barriers to entry. As such, our ability to earn revenues will be affected by our ability to compete.


Our state of organization:            We were incorporated in Nevada on October
                                     11, 2001.

Number of shares being offered:      We are offering for sale 20,000,000 shares
                                     of our common stock. We will sell the
                                     shares we are registering only to those
                                     individuals who have received a copy of the prospectus.

Number of shares outstanding         2,550,000 shares of our common stock are
after the offering:                  currently issued and outstanding. If all
                                     the offered shares are sold, 22,550,000
                                     shares of our common stock will be issued and outstanding after the offering.

Estimated use of                     We will receive $500,000 if all of the
proceeds:                            offered shares are sold. We intend to use
                                     any proceeds from such sale for website
                                     development, inventory, marketing expenses and for working capital.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

           Income Statement                  For the period from inception
                                         (October 11, 2001) to October 31, 2001

Revenues                                                   $0
Net Income (Loss)                                       ($2,648)
                                                         ------
Net Income (Loss) Per Share                             ($0.00)

            Balance Sheet                           October 31, 2001

Total Assets                                            $10,785
Total Current Liabilities                               $10,883
                                                         ------
Shareholders' Equity (Deficit)                           ($98)


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:

We may not be able to implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from becoming profitable.

We are a development stage company. We depend on the proceeds of this offering in order to implement our business plan. We may not realize sufficient proceeds to complete organizational and development costs, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have a limited operating history upon which an evaluation of our prospects can be made and therefore our prospects should be considered speculative.

We were incorporated in October 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.


We have incurred a net loss since inception and expect to incur net losses for the foreseeable future which raises substantial doubt about our ability to continue as a going concern.

Our net loss from inception on October 11, 2001 to October 31, 2001 was $2,648. We have not generated any significant revenues. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses for the foreseeable future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations. If we are not able to generate significant revenues, our ability to continue as a going concern will be jeopardized. In Note 5 to our financial statements, our auditor has included the following language: "The Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern." According to our auditor, these factors raise substantial doubt about our ability to continue as a going concern. If we are not able to pay our operating expenses, we may have to liquidate the company and its assets. We do believe that our officers and directors will assist in the payment of our operating expenses as long as they maintain their stock ownership in us. However, our officers and directors are under no obligation to pay our expenses. We have not formulated a plan of liquidation in the event our officers and directors do not pay our expenses.


We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.


For the month of October 2001, we experienced a net loss of $2,648. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.


Our ability to succeed is uncertain because we currently have limited sources of revenue and need additional funds to market our products. Therefore, if we do not raise funds in this offering or if we fail to generate revenues, investors may lose all or part of their investment.

We have not yet engaged in any significant marketing of our products. Our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to raise funds in this offering or generate revenues. It will be difficult to generate revenues, however, if we do not have the funds to increase our marketing activities. Our inability to raise sufficient funds in this offering or generate revenues may significantly hinder our ability to conduct marketing activities and thus impair our ability to generate revenue. If we are unable to generate sufficient revenue, our business will fail and purchasers of the offered shares will likely lose their entire investment.

If we do not raise funds in this offering, we may not have adequate resources to market our products in order to compete successfully.

Most of our competitors have substantially greater experience, financial and technical resources and marketing and development capabilities than we do. Many of those competitors with greater financial resources can afford to spend more resources than we can to market their products. We may not be able to succeed in marketing and selling our selection of products if we do not raise funds in this offering. We cannot guaranty that our competitors will not succeed in marketing and selling our various services.

We may need to raise additional capital to market our products. Our failure to raise additional capital will limit any proposed marketing activities.

To market our fitness equipment and nutritional supplement products, we may be required to raise funds in addition to the funds we hope to raise in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend significant funds on the marketing and promotion of our products. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. In addition to this offering, we anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could harm our ability to make a profit.

We depend on independent suppliers for our fitness equipment and nutritional supplements.

We do not manufacture the products we sell, but obtain them from third parties. Because sales of our fitness equipment and nutritional supplements are our only current potential source of revenue, we rely on independent manufacturers as sources for these products. Our fitness equipment is currently supplied by several different manufacturers, and we also obtain our nutritional supplements from different suppliers. In the event that our supplies of either of these products are interrupted, we would be required to find other suppliers, or we would be unable to continue operations. Our failure to develop other relationships with manufacturers will significantly affect our ability to generate revenues.

We do not have any written agreements with any suppliers of fitness equipment or nutritional supplements, and as such, none of these sources of our products that we carry has any obligation to provide us with these products. These suppliers may terminate their relationships with us at any time. In the event that these suppliers terminate their relationships with us, we will not be able to offer our products until we establish a relationship with other providers. We cannot guaranty that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will significantly hinder our ability to generate revenues.

We may be unable to achieve our expansion plans for future growth, limiting our ability to generate significant revenues.

After we establish our initial store, we plan to achieve growth by opening additional store locations. Our continued growth will depend, in large part, upon our ability to open new stores in a timely manner and to operate them profitably. Additionally, successful expansion is subject to various contingencies, many of which are beyond our control. These contingencies include, among others:

    o our ability to identify and secure suitable store sites on a timely basis;
    o    our ability to negotiate advantageous lease terms;
    o our ability to complete any necessary construction or refurbishment of these sites; and
    o    the successful integration of new stores into existing operations.

We cannot give any assurances that we will be able to continue our expansion plans successfully or that we will be able to continue to manage our growth effectively.

A downturn in the economy may affect the willingness of businesses to feature exercise facilities for their employees, and may affect consumer purchases of discretionary items, which could reduce our sales.

In general, our sales represent discretionary spending by our customers, both commercial and individual. Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, the availability of consumer credit, taxation and consumer confidence in future economic conditions. Our customers' purchases of discretionary items, including our products, could decline during periods when disposable income is lower or periods of actual or perceived unfavorable economic conditions. If discretionary spending is lower, our revenues and profitably will also likely decline. In addition, our sales could be lowered by a downturn in the economic conditions in the specific regional markets in which we operate and plan to operate.

Our inability to identify and anticipate changes in consumer demands and preferences, and our inability to respond to those consumer demands in a time manner could reduce our sales, and thus our ability to operate profitably.

Our fitness equipment and nutritional supplement products appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to rapid change. Our success depends on our ability to identify product trends as well as to anticipate and respond to changing merchandise trends and consumer demand in a timely manner. We cannot give assurances that we will be able to continue to offer assortments of products that appeal to our customers or that we will satisfy changing consumer demands in the future. Accordingly, if we are unable to identify and respond to emerging trends, we miscalculate either the market for the merchandise in our stores or our customers' purchasing habits, or consumer demand dramatically shifts away from health and fitness products our business and profitability could be harmed In addition, we may be faced with significant excess inventory of some products and missed opportunities for other products, which would decrease our profitability.

Pressure from our competitors may force us to reduce our prices or increase our spending, which would lower our revenues and profitability.

The business in which we are engaged is highly competitive. The marketplace for fitness equipment and nutritional supplements remains highly fragmented as many different retailers compete for market share by utilizing a variety of store and online formats and merchandising strategies. We will compete with national chains that focus on fitness equipment, discount stores, local nutrition supplement and health food stores, and mass merchandisers. Many of our competitors have greater financial resources than we do. In addition, many of our competitors employ price discounting policies that, if intensified, may make it difficult for us to reach our sales goals without reducing our prices. As a result of this competition, we may also need to spend more on advertising and promotion than we anticipate. We cannot guaranty that we will continue to be able to compete successfully against existing or future competitors. Expansion into markets served by our competitors, entry of new competitors or expansion of existing competitors into our markets could hinder our ability to compete successfully.

If we cannot successfully develop and implement our website, we may not be able to operate profitably.

We believe that we need a well-designed website to operate our business and to successfully implement our growth strategy. Our proposed systems include integrated merchandising, point of sale, warehouse and financial systems. We are in the process developing our website. If we experience problems with the development and operation of our site, we may incur significant costs and interruptions to our business, which could harm our ability to operate profitably. We anticipate that our website will be operational by early 2002. We cannot give assurances that our website will operate. Failure to smoothly implement our website and its associated features could impair our ability to track key customer data, order inventory, control our costs and could otherwise impair our operations.

We may not have adequate resources to market our products and compete successfully with numerous resellers, manufacturers and wholesalers, including online companies.

Some of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase, primarily in the online market, because of the relative ease with which new websites may be developed. The nature of the Internet as an electronic marketplace may facilitate competitive entry and comparison-shopping and may also render online commerce inherently more competitive than traditional retailing formats. Increased competition may reduce our gross margins, cause us to lose market share and decrease the value of our Dakota Fitness Equipment brand.

We may be unable to establish additional stores in key locations, which will hinder our ability to expand our operations.

In order to expand our operations, we intend to establish additional stores in key locations. After we establish our Bismarck-Mandan, North Dakota location, we project opening four additional stores in Fargo, North Dakota, Minneapolis, Minnesota, Sioux Falls, South Dakota, and Chicago, Illinois. Our failure to establish such locations will hinder our ability to expand the size of our operations. In addition, a lack of additional stores may limit our ability to expand our operations.

We may be liable for products that we sell. Any claims or adverse judgments against us may reduce our financial resources or hinder our reputation.

We face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could significantly reduce our financial resources. Manufacturers and distributors of exercise and fitness equipment, as well as vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of any insurance coverage that we may acquire would harm us by adding additional costs to our business and by diverting the attention of our senior management from the operation of our business.

We depend on the efforts and abilities of certain of our senior management and a loss of such management could hinder our ability to conduct operations and generate revenues.

The interruption of the services of key management could harm our operations, profits and future development, if suitable replacements are not promptly obtained. Specifically, Troy Schaner, our president, treasurer and a director provides valuable experience in managing our affairs, running our day-to-day operations, and has knowledge of the health and fitness products, specifically fitness equipment and nutritional supplements. His father, Lloyd Schaner is our vice president, secretary and a director. If Troy Schaner terminated his relationship with us, our operating results would suffer. It is also possible that if Troy Schaner left, Lloyd Schaner would also terminate his relationship with us. We cannot guaranty that each executive will remain with us during or after the term of any proposed employment agreement, if we enter into such agreements. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Because our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail.


The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Specifically, Troy Schaner, our president, treasurer and a member of our board of directors, has been employed as a police detective for the Bismarck Police Department in Bismarck, North Dakota, since 1990. As part of his duties, Mr. Schaner is a member of the Bismarck Police Department Fitness committee, which oversees the police department's fitness activities and needs. Lloyd Schaner, our vice president, secretary and a member of our board of directors, has been the head of maintenance and equipment for the Bismarck YMCA since 2000. His duties there include insuring that all fitness equipment is maintained and functions properly. Dan Saunders, a member of our board of directors, has been employed by Tesoro Petroleum Refinery, formerly B.P. Amoco, since 1988 as a relief supervisor. Our officers and directors have obligations to their respective employers, therefore, our officers and directors currently do not devote all of their time to our operations but anticipate that they will devote significantly more hours if we begin generating significant revenues. We cannot guaranty that any of our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If any or all of our officers or directors do not devote a sufficient amount of their business time to the management of our business, then our business may fail.

Our officers and directors are engaged in other activities and have conflicts of interest with us which, if left unresolved, could affect our ability to earn revenues.

The potential for conflicts of interest exists amongst ourselves and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors engage in other activities. Our officers and directors may have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Specifically, Dan Saunders is the president and a director of Effective Sport Nutrition Corp., a company which is a mail order source of vitamin products, nutritional supplements and minerals. Although Mr. Saunders is not one of our officers, as one of our directors, when faced with a business opportunity that may suit both companies, he may have a difficult time in deciding between the company and Effective Sport Nutrition Corp. Although we intend to offer nutritional supplements, some of which may be similar to the products offered by Effective Sport Nutrition Corp., we anticipate that most of our revenues will come from fitness equipment sales. Therefore, we do not believe that the potential conflict will materially affect our business. We have not formulated a policy regarding such conflicts. It is possible, however, that our officers and directors, including Mr. Saunders, may take business opportunities that would have been beneficial to the company and its shareholders. We believe that our officers and directors will disclose such conflicts in recognizing their fiduciary duties to our shareholders.

Risks related to this offering:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of our common stock has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any significant revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.


Because our officers, directors and principal security holders, as a group, own 92.16% of our total issued and outstanding shares of common stock if none of the offered shares are sold, 31.13% of the total issued and outstanding shares if 5,000,000 of the offered shares are sold, 18.73% of the total issued and outstanding shares if 10,000,000 offered shares are sold, and 10.42% of the total issued and outstanding shares if all the offered shares are sold, they have significant voting control and thus are in a position to control matters requiring approval of our shareholders which could significantly reduce minority shareholders' ability to influence our operations.

Our directors, officers and principal security holders beneficially own, in the aggregate, a significant percentage of our outstanding shares of common stock. The exact percentage depends on how many offered shares are sold in this offering. Therefore, our principal security holders may be able to control matters requiring approval by our security holders, including the election of directors, mergers, acquisitions and reorganizations that may be beneficial to our principal security holders. Moreover, our officers, directors and principal security holders may have different interests from those interests of unaffiliated shareholders. Due to the overwhelming control by those principal shareholders, we may reject business combinations or change of control attempts that benefit the unaffiliated shareholders. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require shareholder approval because those principal shareholders can control the shareholder vote. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Moreover, if any of our principal security holders decides to sell significant portions of his or her stock, such bulk sales would likely adversely affect the market price of our stock as investors will see such sales as a sign that the company is failing. Moreover, since our officers and directors have the ability to purchase shares in this offering, they could increase their shareholdings and, thereby, increase their control. Our officers and directors have indicated that they will not purchase shares in this offering.


We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

We may not realize sufficient proceeds from this offering to implement our business plan because we are offering shares in direct public offering, rather then using the experience of a broker-dealer.

We are offering shares in a self-underwritten offering directly to the public. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a broker-dealer, even though a broker-dealer may have more experience, resources or contacts to more effectively sell shares. A delay in the sale of the shares in this offering could cause us a similar delay in implementing our business plan.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction. If the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and provide monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
----------------


We will receive up to $500,000 if all of the shares of common stock offered by us at $0.025 per share are purchased. There is no minimum amount necessary for the offering to proceed. We cannot guaranty that we will sell any or all of the shares we are offering for sale. We estimate that our proceeds will be used in the following manner:

=========================== ===================== ====================== ================== =======================================
Offered Shares Sold          Offering Proceeds    Approximate Offering       Total Net          Principal Uses of Net Proceeds
                                                        Expenses         Offering Proceeds
--------------------------- --------------------- ---------------------- ------------------ ---------------------------------------
                                  $125,000               $16,669             $108,331       Website Development     $10,000
                                                                                            Inventory                $5,000
                                                                                            Marketing Expenses       $5,000
   5,000,000 shares (25%)                                                                   Working Capital          $88,331
--------------------------- --------------------- ---------------------- ------------------ ---------------------------------------
  10,000,000 shares (50%)         $250,000               $16,669             $233,331       Website Development      $10,000
                                                                                            Inventory                $50,000
                                                                                            Marketing Expenses       $40,000
                                                                                            Working Capital         $133,331
--------------------------- --------------------- ---------------------- ------------------ ---------------------------------------
                                                                                            Website Development      $10,000
                                                                                            Inventory
                                                                                            $100,000
                                                                                            Marketing Expenses       $65,000
  15,000,000 shares (75%)         $375,000               $16,669             $358,331       Working Cap.             $183,331
--------------------------- --------------------- ---------------------- ------------------ ---------------------------------------
  20,000,000 shares (100%)        $500,000               $16,669             $483,331       Website Development      $10,000
                                                                                            Inventory
                                                                                            $150,000
                                                                                            Marketing Expenses       $90,000
                                                                                            Working Capital          $233,331
--------------------------- --------------------- ---------------------- ------------------ ---------------------------------------

=========================== ===================== ====================== ================== =======================================

The order of priority for the uses of proceeds is website development, marketing expenses, inventory and working capital. Working capital will be used to pay general administrative expenses including legal expenses and accounting expenses for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities. Marketing expenses includes costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

Determination of Offering Price
---------------------------------

Factors Used to Determine Share Price. The offering price of the 20,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
---------

We intend to sell 20,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 20,000,000 shares of common stock will be sold.

============================== ========================================= ====================================== ==================
                                            Shares Issued                         Total Consideration                 Price
                                           ---------------                       ---------------------              Per Share
                                      Number               Percent             Amount             Percent
                                      -------             ---------           --------            ---------
------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders            2,550,000 Shares          11.31%              $2,550             00.51%             $0.001
------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares             20,000,000 Shares         88.69%             $500,000            99.49%             $0.025
============================== ====================== ================== =================== ================== ==================
Total                            22,550,000 Shares          100%              $502,550             100%
============================== ====================== ================== =================== ================== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of October 31, 2001.

------------------------------------------------------------ ------------------
Offering Price                                               $0.025 per share
------------------------------------------------------------ ------------------
Net tangible book value at October 31, 2001                  $0.00 per share
------------------------------------------------------------ ------------------
Net tangible book value after giving effect to the offering  $0.022 per share
------------------------------------------------------------ ------------------
Per Share Dilution to New Investors                          $0.003 per share
------------------------------------------------------------ ------------------
Percent Dilution to New Investors                                     12%
------------------------------------------------------------ ------------------

Selling Security Holders
-------------------------

There are no selling security holders in this offering.

Plan of Distribution
---------------------


We are offering for sale 20,000,000 shares of our common stock in a self-underwritten offering directly to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 20,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser. Our officers and directors have the right to purchase shares in this offering and the amount they are entitled to purchase is not limited. However, our officers and directors have indicated that they will not purchase shares. The maximum number of shares we will sell is 20,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering.

Pursuant to the requirements of North Dakota securities laws, the proceeds from the sale of the offered shares will be placed in an interest bearing escrow account with an impoundment agent located within the state of North Dakota. We will enter into an impoundment agreement with the impoundment agent wherein we will agree to deposit the proceeds from the sale of the offered shares into the escrow account. During the term of the impoundment agreement, we will cause all checks received by us, in payment for the offered shares, to be payable to the impoundment agent. We will also provide the impoundment agent with certain required information pertaining to the sale of the offered shares and the proceeds thereof. All proceeds deposited with the impoundment agent will remain the property of the purchasers of shares and shall not be subject to any liens or charges by the impoundment agent. The impoundment period shall terminate, and the funds shall be released to us, on a specified date.


Troy Schaner, our president, treasurer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Troy Schaner is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

    o Mr. Troy Schaner is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
    o Mr. Troy Schaner will not be compensated for his participation in the sale of company securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.
    o Mr. Troy Schaner is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Troy Schaner will restrict his participation to the following activities:

    o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the President of a potential purchaser;
    o Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document;
    o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement.

The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states: North Dakota.


To comply with the qualification provisions in North Dakota, the proceeds from the sale of those shares in North Dakota will be deposited in an interest bearing escrow account with an impoundment agent. The impoundment agent will be a financial institution located in the State of North Dakota. The North Dakota Securities Commission will execute the impoundment agreement if and when our offer of securities is registered within that state. As such, we will not have access to the use of funds so raised, if and until the requirements of the North Dakota Securities Commission are met. With respect to sales of the securities offered to North Dakota residents, the securities may be sold to investors with either (1) a net worth of $45,000, exclusive of home, home furnishings and automobiles, and a gross annual income of $45,000; or (2) a net worth of $100,000, exclusive of home, home furnishings and automobiles.


Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

Legal Proceedings
------------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
-------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:

===================== =============== =========================================
Name                       Age        Position
--------------------- --------------- -----------------------------------------
Troy Schaner                33        president, treasurer and a director
--------------------- --------------- -----------------------------------------
Lloyd Schaner               58        vice president, secretary and a director
--------------------- --------------- -----------------------------------------
Dan Saunders                37        director
===================== =============== =========================================

Troy Schaner. Mr. Troy Schaner has been our president, treasurer, and director since our inception. Mr. Schaner is responsible for the management of our day to day operations. Mr. Troy Schaner has been employed as a police detective for the Bismarck Police Department in Bismarck, North Dakota, since 1990. In addition to his long time dedication to personal health and fitness, Mr. Troy Schaner serves on the Bismarck Police Department Fitness committee, which oversees the police department's fitness activities and needs. In the course of those duties, Mr. Troy Schaner researches, solicits bids, and is the buyer for various types of equipment for the police department. With his experience with fitness programs, purchasing and understanding of the fitness equipment market, we believe that Mr. Troy Schaner is well-suited to run our day-to-day operations. Mr. Troy Schaner has an associate of arts degree in Criminal Justice that he earned from Bismarck State College. Mr. Troy Schaner is not an officer or director of any other company.

Lloyd Schaner. Mr. Lloyd Schaner has been our vice president, secretary and one of our directors since our inception. Mr. Schaner was employed for 35 years by Interstate Brands located in Bismarck, North Dakota, where he worked as a transportation manager and mechanic until his retirement in 1999. Mr. Lloyd Schaner has a longtime active interest in health and fitness, and has been the head of maintenance and equipment for the Bismarck YMCA since 2000. His duties there include insuring that all fitness equipment is maintained and functions properly. Mr. Lloyd Schaner works closely with his son, Mr. Troy Schaner, on our day-to-day operations. Mr. Lloyd Schaner is not an officer or director of any other company.

Dan Saunders. Mr. Saunders has been one of our directors since our inception. Mr. Saunders has been employed by Tesoro Petroleum Refinery, formerly B.P. Amoco, since 1988 as a relief supervisor. His duties include overseeing the operations of the power generation systems at the Tesoro Oil Refinery located in Mandan, North Dakota. Since 1997, Mr. Saunders has also been the president of Effective Sport Nutrition Corp., a company which supplies health and body building supplements. We believe that Mr. Saunders' expertise with health and fitness is a valuable asset to our operations. Mr. Saunders is not an officer or director of any other reporting company.

Troy Schaner is the son of Lloyd Schaner. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.


A Board of Directors, consisting of at least one person is to be chosen annually by the shareholders at the annual meeting. Each director's term of office is to be one (1) year, and directors may be re-elected for successive annual terms. Vacancies on the Board of Directors by reason of death, resignation or other causes are to be filled by the remaining director or directors choosing a director or directors to fill the unexpired term.

Any or all of the Directors may be removed for cause by vote of the shareholders or by action of the Board of Directors. Directors may be removed without cause only by vote of the shareholders. A director may resign at any time by giving written notice to the Board of Directors, the president or the secretary of the corporation.


Security Ownership of Certain Beneficial Owners and Management
---------------------------------------------------------------


The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 14, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.


Title of Class  Name and Address of      Amount and Nature of    Percent of Class   Percent of     Percent of       Percent of
                Beneficial Owner         Beneficial Owner        if no shares are   Class if       Class if         Class if
                                                                 sold               20,000,000     10,000,000       5,000,000
                                                                                    shares are     shares are sold  shares are sold
                                                                                    sold
--------------- ------------------------ ----------------------- ------------------ -------------- ---------------- ---------------
Common Stock    Troy Schaner             850,000 shares,
                431 Southwood Ave.       president, treasurer,        33.33%            3.77%           6.77%            11.26%
                Bismarck, ND 58504       director

Common Stock    Lloyd Schaner            850,000 shares, vice
                1222 Albany Dr.          president, secretary,        33.33%            3.77%           6.77%            11.26%
                Bismarck, ND 58504       director

Common Stock    Dan Saunders             650,000 shares,
                1928 Oakland Dr.         director                     24.59%            2.88%           5.18%            8.61%
                Bismarck, ND 58504

Common Stock    All directors and named
                executive officers as a  2,350,000 shares             92.16%            10.42%          18.73%           31.13%
                group


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------


We are authorized to issue 65,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. As of March 14, 2002, 2,550,000 shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued or outstanding.


Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.


Our Articles of Incorporation allow us to issue our preferred stock without a vote of the holders of common stock. However, we will not offer preferred stock to promoters (as that term is defined immediately below) except on terms as such preferred stock is offered to all other existing shareholders or to shareholders or the issuance of preferred stock is approved by a majority of our independent directors who do not have access, at our expense, to our counsel or independent legal counsel. The definition of "promoter" includes:

    o A person, who, alone or in conjunction with one or more persons, directly or indirectly, took the initiative in founding or organizing the company;
    o A person who, directly or indirectly, receives, as consideration for services and/or property rendered, five percent or more of the proceeds from the sale of any class of our securities; and
    o A person who is an officer or director for the company or owns legally or beneficially owns, directly or indirectly, five percent or more of any class of our securities.


Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
---------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-------------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

    o Acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or
    o The payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may not be liable to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.


Indemnification Agreements. Article V of our Bylaws provides for the following:

"The corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation's request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise."


We do intend to enter into indemnification agreements with our officers and directors. To date, we have not entered into such agreements. When and if we enter into such agreements, we do not intend to provide for rights in addition to those already provided by our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
------------------------------------

Transactions with Promoters. In October 2001, we issued 850,000 shares of our common stock to Troy Schaner, our president, treasurer and one of our directors 850,000 shares of our common stock to Lloyd Schaner, our vice president, secretary and one of our directors, and 650,000 shares of our common stock to Dan Saunders in exchange for services valued at $2,550. Specifically, Troy Schaner, Lloyd Schaner and Dan Saunders all worked together on the business plan, including our marketing strategy and website development. Lloyd Schaner also provided office administration services.


Description of Business
------------------------

Our Background.  We were incorporated in Nevada on October 11, 2001.


Our Business. We intend to sell fitness and exercise equipment as well as nutritional supplements in the Bismarck-Mandan area of North Dakota. Initially, we intend to market our products by means of our website, and then open a display and distribution center in Bismarck, North Dakota, where customers may meet with fitness consultants in a gymnasium setting for personalized advice on selecting the proper mix of equipment and products for their individual or corporate needs. Our website is already operational and will continue to undergo development. We plan to further develop our website over the next 12 months. The current monthly operational cost for our website is $35. We expect those costs to increase as we continue to develop and expand our website. Our display and distribution center will include enough space to warehouse inventory as well as provide an area to display and showcase our proposed products. At this facility, we will showcase our proposed products and related nutritional supplements. We anticipate that our planned facility will also have a fully functional workout area. We will sell memberships which we hope will provide us with a steady, consistent income. Memberships will be sold either on a month-to-month basis or annually. The facility will also be used to demonstrate our proposed products to potential customers.

We hope to expand our operations into other areas of North Dakota and, eventually, into other states surrounding North Dakota. However, our initial expansion will include the marketing and sale of our proposed products, only. We do not plan to open fitness facilities in other cities until and unless we have sufficient revenues to operate such facilities. Therefore, our initial expansion efforts will consist of marketing our products and services into those surrounding states. All distribution will initially occur from our proposed facility in Bismarck.

Our Products. We intend to provide a comprehensive range of exercise equipment and nutrition supplements to individual consumers who are interested concerned with health and fitness, as well as to companies operating or planning to operate their own in-house exercise centers for the benefit of their employees. We intend to compete on price by providing a full array of nutritional products and fitness equipment. Specifically, we intend to research the pricing of our competitors and attempt to price our proposed products competitively. We believe that we will be able to compete only by providing equipment and other products at a reasonable price. Well-equipped fitness centers feature a wide array of exercise equipment, each of which is designed to focus on a particular set of muscles in the human body. Our initial inventory of fitness equipment will be manufactured by Norland Fitness located in Bismarck, North Dakota. There is no guarantee that Norland Fitness will be able to continue to provide us with inventory. We may be forced to arrange for alternative sources of inventory in the future. Specifically, we intend to offer the following products at the following prices:



============================================== ==============================
                        Equipment                      Price
---------------------------------------------- ------------------------------
Lateral Raise                                          $1295
---------------------------------------------- ------------------------------
Shoulder Press                                         $1295
---------------------------------------------- ------------------------------
4-Way Neck 111                                         $295
---------------------------------------------- ------------------------------
4-Way Neck 215                                         $995
---------------------------------------------- ------------------------------
Chest Press                                            $1395
---------------------------------------------- ------------------------------
Combo Bench                                            $325
---------------------------------------------- ------------------------------
Flat Bench                                             $210
---------------------------------------------- ------------------------------
Adjustable Incline                                     $250
---------------------------------------------- ------------------------------
Decline Bench                                          $295
---------------------------------------------- ------------------------------
Incline Bench                                          $275
---------------------------------------------- ------------------------------
Military Bench                                         $275
---------------------------------------------- ------------------------------
Adjustable Bench/Flat, Incline Military                $285
---------------------------------------------- ------------------------------
12 Pair Dumbbell Rack                                  $295
---------------------------------------------- ------------------------------
Power Rack                                             $395
---------------------------------------------- ------------------------------
Pro Style Calf                                         $325
---------------------------------------------- ------------------------------
Standing Calf                                          $1295
---------------------------------------------- ------------------------------
Hyperextension                                         $225
---------------------------------------------- ------------------------------
45(Degree) Hyperextension                              $325
---------------------------------------------- ------------------------------
Angle Rower                                            $325
---------------------------------------------- ------------------------------
Dip/Hip Flexor                                         $350
---------------------------------------------- ------------------------------
Multi-Angle Bench                                      $275
---------------------------------------------- ------------------------------
Reversible Preacher                                    $210
---------------------------------------------- ------------------------------
Pec Dec                                                $1295
---------------------------------------------- ------------------------------
Pulldown/Low Row                                       $425
---------------------------------------------- ------------------------------
Leg Curl                                               $1150
---------------------------------------------- ------------------------------
Counter-Balanced Smith                                 $1495
---------------------------------------------- ------------------------------
Leg Extension                                          $1295
---------------------------------------------- ------------------------------
Seated Leg Curl                                        $1395
---------------------------------------------- ------------------------------
Linear-Bearing Leg Press                               $1695
---------------------------------------------- ------------------------------
Cable X-Over                                           $1295
---------------------------------------------- ------------------------------
Multi Hip                                              $1850
---------------------------------------------- ------------------------------
Heavy-Duty Hip Sled                                    $1195
---------------------------------------------- ------------------------------
Ab Roller                                             $32.50
============================================== ==============================

We believe that many individuals who regularly use fitness equipment also buy nutritional supplements, and as such we intend to carry wide range of products, such as vitamins, minerals, and other products to complement a personalized fitness regimen. We are evaluating several different companies in an effort to decide which products we will carry. We will not manufacture our own supplements but will allow other manufacturers to sell their products through us. To date, we have not begun negotiations with any such companies. We do not yet have any such products.

Our Industry. We believe that the benefits of regular exercise are becoming more widely recognized by the general population, and that more people will engage in professionally tailored exercise regimens as a result. We believe that an individual can reap the greatest health benefits by utilizing a fitness routine designed by a professional trainer, along with the use of appropriate nutritional supplements to complement that routine. Our fitness consultants will work with our clients to design specific routines for each individual clients needs. We believe that each client will have their own unique needs and goals depending on such factors as: body type, fitness goals, gender and available workout time. We anticipate that our fitness consultants will be personal trainers.


We believe that the large number of health club members in the United States today, which number approximately 32.8 million people, is a reflection of this trend. According to the International Health, Racquet and Sportsclub Association, revenues attributable to this trend are approximately $11.6 billion annually. Not only do individuals pursue their own health and fitness programs, but many companies and higher educational institutions are providing well-equipped gymnasium and workout facilities onsite as a benefit and convenience for their employees and students.


Our Target Markets and Marketing Strategy. We will primarily market our products to health-conscious individuals and to fitness clubs, colleges and universities, and other commercial facilities that sponsor their own health club or gymnasiums. Our product lines will be tailored to these markets, and our staff will work directly with product manufacturers to structure competitive product bids after a customer makes the initial contact through our internet site. We believe that as the long-term and immediate health benefits of physical fitness become more widely appreciated, there will be increased demands for our products. Although we have not yet begun any the marketing initiatives specified herein, we plan that our marketing initiatives will include:


    o utilizing direct response print advertisements placed primarily in health and fitness magazines;
    o    links to related websites;
    o advertising by television, radio, banners, affiliated marketing and direct mail; and
    o    presence at industry tradeshows and fitness events.


We have not yet contacted any third party regarding print advertising, website links or television, radio or other advertising media. Specifically, we plan to promote our products and attract consumers and businesses through our website and our trade show booth. We anticipate that we will contract for the construction of a state-of-the-art trade show booth which will be easily transportable and fully functional. Specifically, we plan on designing our tradeshow booth to provide computerized fitness technology designed with clever graphics and multimedia applications. We anticipate that our trade show booth will be mobile so that we may transport it to visit area tradeshows, though we will store the booth at our planned facility. We expect that the booth will showcase many of our products and provide information and personal assistance for customers, allowing for several customers to be served simultaneously. We anticipate that the booth will also feature a section for promotions and give-aways of nutritional supplement samples. The booth will be open to the public during the tradeshows we plan to attend. We have not yet arranged to purchase this booth, though we anticipate acquiring this booth upon the acquisition of adequate funds.

Additionally, we plan to use call-in radio spots in the Bismarck, North Dakota media market. Although we have not yet contacted any third party or made any such arrangements, we anticipate utilizing call-in spots on local radio stations featuring our president, Troy Schaner, whereby listeners can discuss a variety of fitness and nutrition topics, and hear about our website. We also expect to co-sponsor participants in fitness events in the upper Midwest region in conjunction with fitness equipment manufacturers. There are numerous regional fitness events in which we expect to participate. Such events include: body building tournaments, local and regional sporting events that promote fitness equipment, and high school and college sporting events. These events occur year round, depending on the particular activity. If we are permitted to act as co-sponsor of certain events, we will provide the use of our equipment and/or planned facilities in exchange for advertising and promotion. We believe this type of sponsorship will result in exposure for our brand name and endorsements for our products.

Growth Strategy. Our objective is to expand our operations by adding staff while increasing our market presence in the Bismarck-Mandan area of North Dakota, and into the upper Midwest region of the United States. We anticipate achieving growth by hiring additional staff, installing computers and launching a professionally designed website to attract new clients. We anticipate hiring additional staff when, and if, we have sufficient capital to do so. Specifically, we will hire for the positions specified below on an "as-needed" basis and when capital is available. We hope that we will be able to fill all the positions specified below within the next 12 months. However, there is no guarantee that we will have sufficient capital to hire additional staff. We also hope to establish sufficient facilities in the Bismarck, North Dakota area designed to accommodate additional staff. We plan to hire individuals with the following strengths:


    o Webmaster: This person will be instrumental in designing our website, which will be key to our initial operations and establishing our brand. We will seek an individual with experience in website development and maintenance, e-commerce, and online marketing programs.
    o Computer Technician: This individual will have full knowledge of website development and maintenance, order fulfillment, merchant credit card on-line transaction software, and constantly resolve software and hardware issues as they arise.
    o Order Fulfillment Manager: This individual will ensure that all on-line orders are filled, and will contribute ideas and solutions for improvement of our website. The Order Fulfillment Manager will be experienced in online order taking, merchant credit card relationships, and website development, and will also be responsible for supervising warehouse workers to make sure orders are properly filled.
    o Business Manager: This person will have experience in business operations, human resource management, accounting and marketing. Additionally, our Business Manager will be responsible for researching new suppliers and product contracts, and work to increase revenues and reduce costs.

    o Fitness Manager: The person in this position will provide expertise and information to enhance the content of the website. Additionally, our Fitness Manager will contribute ideas and work closely with our Marketing Manager to develop working solutions for the website, the tradeshows, and manage our fitness facility, or gym, that will be a part of our distribution and display center we plan to open in the Bismarck, North Dakota area.
    o Two Fitness Trainers: These individuals will work at our fitness facility or gym, which we anticipate will be a part of our distribution and display center that we plan to open in Bismarck, North Dakota, showcasing the equipment and nutritional supplements to gym members and potential customers.
    o Customer Service: This position will work with customers on a continual basis, to resolve customer concerns and service issues.

    o Marketing Manager: This person will be fully responsible for all marketing efforts, including online marketing, trade shows, and the personal follow-ups to clients outside the Upper Midwest. They will also coordinate closely with the Webmaster to develop and implement a cost-effective on-line marketing strategy. Their background will include experience in marketing campaigns, computers, online and retail sales, tradeshow marketing and management. This person will also coordinate the efforts of our staff of marketing representatives, and will assist with training, as well as conducting actual marketing efforts with universities and fitness centers

    o Four Marketing Representatives: These individuals will report directly to the Marketing Manager, and will be responsible to coordinate the activities in their designated trade areas. Incentives will be available to each Representative to encourage them to achieve optimum results.

    o Clerical Assistant: This individual will perform all daily office tasks including, but not limited to, computer input and bookkeeping.

We hope to establish our new headquarters in the Bismarck-Mandan region of North Dakota by early 2003 that will be suitable for housing our proposed operations, including the fitness facility and distribution center. . Our display and distribution center will include enough space to warehouse inventory as well as provide an area to display and showcase our proposed products. At this facility, we will showcase our proposed products and related nutritional supplements. We anticipate that our planned facility will also have a fully functional workout area. We will sell memberships which we hope will provide us with a steady, consistent income. Memberships will be sold either on a month-to-month basis or annually. The facility will also be used to demonstrate our proposed products to potential customers. Should we be successful in establishing the facilities in Bismarck, we anticipate that we will no longer need our current facilities.

We hope to expand our operations into other areas of North Dakota and, eventually, into other states surrounding North Dakota. However, our initial expansion will include the marketing and sale of our proposed products, only. We do not plan to open fitness facilities in other cities until and unless we have sufficient revenues to operate such facilities. Therefore, our initial expansion efforts will consist of marketing our products and services into those surrounding states. All distribution will initially occur from our proposed facility in Bismarck. We believe that such expansion is critical to have a physical presence in key cities in the upper Midwest market, so that continue our growth, as well as provide quality service to customers in those locations. We intend to expand operations to the following cities on the schedule indicated:


------------------------------------- ---------------------------------------
                  City                               Proposed Date
------------------------------------- ---------------------------------------
               Fargo, ND                               June 2002
------------------------------------- ---------------------------------------
            Minneapolis, MN                          January 2003
------------------------------------- ---------------------------------------
            Sioux Falls, SD                            June 2003
------------------------------------- ---------------------------------------
              Chicago, IL                            January 2004
------------------------------------- ---------------------------------------


Once established in these cities, we will evaluate the need for an additional distribution center in one of these future locations, based on sales volume and available capital.

Our Website. We anticipate that our website will be developed by the webmaster and computer staff we intend to hire. We intend to design a user-friendly website which provides prospective customers with a complete listing of our available products, as well as pages dedicated to relevant topics of interest to people concerned with fitness and health. We anticipate that our website will be designed to provide product information, accept customer orders and credit card purchases, and allow customers to check the status of their orders. Customers can view our products on our website. We plan to design our website to allow current and potential customers to ask our Fitness Manager basic questions about fitness, nutrition and exercise. After the website is fully developed, we subsequently expect to expand the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration.


Our Intellectual Property. We do not presently own any domain names, copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to promote our brand name and to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

    o    these agreements will not be breached;
    o    we would have adequate remedies for any breach; or
    o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Competition. The market for health and fitness products and services is highly competitive. In order to compete effectively in the health and fitness industry, a company must provide a wide range of quality services and products at a reasonable cost. The changing environment has also produced an evolving range of products for consumers and businesses concerned with health and fitness issues, many of whom are unfamiliar with the importance of selecting precisely the correct regimen of training and nutritional supplements for optimum results. As a result, many are turning to the resources provided by experts in nutrition and physical fitness training, whether by visiting local providers of such information, or by turning to books, magazines, television programs or internet sources of information and products.


We compete with traditional "brick and mortar" providers of fitness and nutritional products. Also, once our website is fully developed, we will compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have. In providing our services, we will likely compete with local providers of similar products and services. These include Push, Peddle, Pull, R&R Enterprises, and Bigger, Faster, Stronger. Our primary local competitor is Push, Peddle, Pull, who features a more diverse product line, but has higher prices than we do. Consequently, we believe we are competitive in terms of price. Also, we believe we carry more heavy-duty exercise equipment, and as such can cater more to the commercial exercise equipment customer. We will also compete with national and international providers of health and fitness equipment and products, such as Bally Total Fitness and 24-Hour Fitness, as well as other online providers of equipment tailored to individuals and commercial customers, such as The Fitness Zone, Busy Body Fitness, Corporate Fitness Source, Premier Fitness and Wellness, and others. Additionally, there are numerous manufacturers and marketers of nutritional supplements, who market their products over the internet, in traditional and health food stores, as well as in fitness centers.


Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer services not provided by us. Many may also have greater name recognition. Our larger competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for health and fitness products and equipment. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

Government Regulation. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our equipment sales activities are not subject to licensing or other regulatory requirements. Additionally, because the market for protein products and nutritional supplements is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the FDA and the FTC. FDA regulations govern claims that assert the health or nutritional value of a product. FTC regulations make it unlawful to disseminate misleading advertising. If we begin to private label our protein bars, we must comply with those regulations concerning the health or nutritional value of our products and our advertising associated with those products. Although our supplier labels our current products, we must ensure that their labels comply with those regulations. We must also comply with those regulations with respect to the information that is provided on our website. Many FDA and FTC remedies and processes, including imposing civil penalties and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. If the claims that are asserted for the products that we sell and distribute violate the law, we may be forced to pay significant civil penalties.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting any research or development activities in the near future.

Employees. As of March 14, 2002, we have no employees, other than our officers. We anticipate that we will not hire any additional employees in the next six months unless we generate significant revenues.


Facilities. Our executive, administrative and operating offices are located 200 North 3rd Street, Suite 280, Bismarck, North Dakota, 58504. We do not own our offices. Troy Schaner, our president, treasurer and one of our directors, currently provides office space to us for $150 per month. We believe that the fair market value of the space is $400 per month. We do not have a written lease or sublease agreement and Troy Schaner does not expect to be paid or reimbursed for the difference between what Mr. Schaner is charging us and the fair market value of the space. We believe that our current facilities are adequate for our current needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.


Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------


Liquidity and Capital Resources. We had cash of $5,000 at October 31, 2001. We were incorporated on October 11, 2001. An unrelated individual has provided a loan $5,000 to us. The terms of the advance to us are annual interest of 10% and the principal amount shall be due on demand.

Results of Operations. We have not yet realized any revenue from operations. Our total expenses as of October 31, 2001 were $2,648.


Our Plan of Operation for the Next Twelve Months. To implement our business plan during the next twelve months, we will need to establish our corporate headquarters and hire additional staff, so that we can begin selling our exercise equipment and nutritional supplements in the Bismarck region of North Dakota.

We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital, including the development of our website. Our failure to market and promote our services will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely fail to increase our revenues.


We had cash of $5,000 at October 31, 2001. In the opinion of management, available funds will satisfy our working capital requirements through the April 2002. Specifically, in order to fully expand our operations within the next 12 months, we anticipate that we will need funds in the following amounts for the following items:

    o    Salary for full office staff: $450,000.
    o Establish corporate headquarters in Bismarck, including the fitness facility and distribution center: $400,000.

    o    Purchase and install a complete computer network: $140,000.
    o    Fully develop our website: $10,000.
    o    Purchase a complete inventory: $300,000.
    o    Train and pay travel expenses of a full marketing staff: $50,000.
    o    Implement full marketing plan, including tradeshow booth: $100,000.
    o    Operating capital to run fully expanded operations for one year:
         $200,000.

The discussion immediately above assumes that we meet all of our expansion goals in one year. We anticipate that it will take considerably longer than one year to meet all of our goals. The exact amount of funds we will need within the next year is subject to many foreseeable and unforeseeable contingencies. In particular, we may scale down our expansion plans considerably if funds are not available to fully expand our operations. Our initial focus will be on establishing our website and marketing our proposed products and services. We believe that our current cash reserves coupled with funds raised from this offering, even if the entire amount is not raised, will be sufficient to begin our expansion plans. The rate of our expansion will depend on several factors, including, but not limited to, our access to capital.

Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We will need to raise additional capital to fully expand our operations in addition to the funds raised in this offering, although we have not made any efforts to obtain additional capital. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to fully expand our operations. Our auditors have expressed doubt about our ability to continue as a going concern as we currently have limited operations and we have suffered losses from inception.


We are not currently conducting any research and development activities, other than the development of our proposed website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

========================================== =========================
Property                                       October 31, 2001
------------------------------------------ -------------------------
Cash                                                         $5,000
------------------------------------------ -------------------------

Property and Equipment, net                                  $5,785
========================================== =========================

Our facilities. Our executive, administrative and operating offices are located at 200 N. 3rd Street, Suite 280, Bismarck, North Dakota 58504. Troy Schaner, our president, treasurer and one of our directors, currently provides office space to us for $150 per month. We believe that the fair market value of the space is $400 per month. We do not have a written lease or sublease agreement and Troy Schaner does not expect to be paid or reimbursed for the difference between what Mr. Schaner is charging us and the fair market value of the space..


Certain Relationships and Related Transactions
----------------------------------------------


Troy Schaner, our president, treasurer and one of our directors, currently provides office space to us for $150 per month. We believe that the fair market value of the space is $400 per month. We do not have a written lease or sublease agreement and Troy Schaner does not expect to be paid or reimbursed for the difference between what Mr. Schaner is charging us and the fair market value of the space. Additionally, one of our officers provides office services to us without charge. The fair market value of those services is minimal.

[material omitted]
------------------

Mr. Schaner also contributed equipment to us valued at $5,883 in exchange for a promissory note of $5,883. The terms of the promissory are annual interest of 10% and the principal and annual interest are payable in one lump sum on October 12, 2003.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

    o    disclose such transactions in prospectuses where required;
    o disclose in any and all filings with the Securities and Exchange Commission, where required;
    o    obtain disinterested directors' consent; and
    o    obtain shareholder consent where required.

In addition, all future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to us that those that can be obtained from unaffiliated third parties.

Market for Common Equity and Related Stockholder Matters
----------------------------------------------------------


Reports to Security Holders. There is currently no public trading market for shares of our common stock. Our securities are not listed for trading on any exchange or quotation service; therefore, we are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

We currently do not file reports with the Securities and Exchange Commission. When and if we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of March 14, 2002, there were five record holders of our common stock.


There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.


Our annual meeting of the shareholders shall be held at 11:30 a.m. on the 12th day of October of each year beginning in 2002, at which time there shall be elected by the shareholders of the corporation a Board of Directors for the ensuing year, and the shareholders shall transact such other business as shall properly come before them. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day. A notice signed by any officer of the company or by any person designated by the Board of Directors, which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed postage prepaid, at the address as appears on the stock book of the corporation, or if no such address appears in the stock book of the corporation, to his last known address, at least ten (10) days prior to the annual meeting. If a quorum is not present at the annual meeting, the shareholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each shareholder of record at least ten days before such date to which the meeting was adjourned: but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
    o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o    a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.


Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

    o    the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
-----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our president and our other executive officers during the years ending December 31, 2001 and December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

=============================================== ======== ============ ============= ====================== =====================
Name and Principal Position                      Year      Annual      Bonus ($)        Other Annual            All Other
                                                         Salary ($)                   Compensation ($)         Compensation
----------------------------------------------- -------- ------------ ------------- ---------------------- ---------------------
Troy Schaner - president, treasurer             2001        None          None              None                   None
----------------------------------------------- -------- ------------ ------------- ---------------------- ---------------------
Lloyd Schaner - vice president, secretary       2001        None          None              None                   None
=============================================== ======== ============ ============= ====================== =====================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of March 14, 2002, our officers have not received any compensation for their services provided to us. We anticipate that our officers will not receive any compensation for their services unless we generate significant revenues.

Employment Contracts. We anticipate that we will enter into employment agreements with Troy Schaner, our president and treasurer, and Lloyd Schaner, our vice president and secretary, although we do not know the terms of those proposed agreements.

Financial Statements
---------------------









                          DAKOTA FITNESS EQUIPMENT INC.


                                October 31, 2001




















                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
------------------------------------------------------------------------------
                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)
                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's

Board of Directors
Dakota Fitness Equipment Inc.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying balance sheet of Dakota Fitness Equipment Inc. ("Company") as of October 31, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from (date of inception) October 11, 2001 to October 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2001 and the results of its operations and its cash flows for the period from (date of inception) October 11, 2001 to October 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. This is further explained in the notes to financial statements.



                                Clyde Bailey P.C.

San Antonio, Texas
December 12, 2001

                          Dakota Fitness Equipment Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of October 31, 2001


                                   A S S E T S
                                  -------------

    Current Assets
    ---------------
        Cash                                                          $           5,000
                                                                      ------------------
               Total Current Assets                                                                    5,000

    Fixed Assets:
    -------------
        Equipment                                                                 5,883
        Less:Accumulated Depreciation                                               (98)
                                                                      ------------------

               Total Fixed Assets                                                                      5,785
                                                                                           ------------------
               Total Assets                                                                $          10,785
                                                                                           ==================

                              L I A B I L I T I E S
                              ----------------------

    Current Liabilities
    --------------------
        Note Payable                                                             10,883
                                                                      ------------------

               Total Current Liabilities                                                              10,883
                                                                                           ------------------
               Total Liabilities                                                                      10,883

        Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

    Preferred Stock                                                                                        -
        10,000,000 authorized shares, par value $.001
        no shares issued and outstanding
    Common Stock                                                                                       2,550
        65,000,000 authorized shares, par value $.001
        2,550,000 shares issued and outstanding
    Additional Paid-in-Capital                                                                             -
    Accumulated Deficit during the development stage                                                  (2,648)
                                                                                           ------------------
               Total Stockholders' Equity (Deficit)                                                      (98)
                                                                                           ------------------
               Total Liabilities and Stockholders' Equity                                           $ 10,785
                                                                                           ==================


                The accompanying notes are integral part of the
                       consolidated financial statements.

                          Dakota Fitness Equipment Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                            -------------------
                                                              From 10/11/01
                                                                (Inception)
                                                              to October 31
                                                            -------------------
                                                                   2001
                                                            -------------------
Revenues:
----------
       Revenues                                             $                -
                                                            -------------------
            Total Revenues                                  $                -

Expenses:
----------
       Consulting Services                                               2,550
       Depreciation Expense                                                 98
       Operating Expenses                                                    -
                                                            -------------------
            Total Expenses                                               2,648

            Net Income (Loss) from Operations               $           (2,648)

Provision for Income Taxes:
---------------------------

       Income Tax Benefit                                                    -
                                                            -------------------
            Net Income (Loss)                               $           (2,648)
                                                            ===================
Basic and Diluted Loss Per Common Share                                  (0.00)
                                                            -------------------
Weighted Average number of Common Shares                             2,550,000
used in per share calculations                              ===================




                The accompanying notes are integral part of the
                       consolidated financial statements.

                          Dakota Fitness Equipment Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                             As of October 31, 2001

                                                                                                 Accumulated
                                                                                                   Deficit
                                                            $0.001            Paid-In            during the         Stockholders'
                                        Shares            Par Value           Capital         Development Stage         Equity
                                      --------------   -----------------  ----------------  -------------------------------------
 Balance, October 2, 2001(Inception)              -     $             -    $            -   $                -      $           -

 Stock Issuance for Assets                2,550,000               2,550                 -                                   2,550

 Net Income  (Loss)                                                                                     (2,648)            (2,648)

                                      --------------   -----------------  ----------------  ---------------------  --------------
 Balance, October 31, 2001                2,550,000               2,550                 -               (2,648)               (98)
                                      ===========================================================================================




                The accompanying notes are integral part of the
                       consolidated financial statements.

                          Dakota Fitness Equipment Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows

                                                            -------------------
                                                               From 10/11/01
                                                                 (Inception)
                                                               to October 31
                                                            -------------------
                                                                   2001
                                                            -------------------
Cash Flows from Operating Activities:
-------------------------------------

       Net Income (Loss)                                    $          (2,648)

       Changes in operating assets and liabilities:
               Stock Issued for Services                                2,550
               Depreciation                                                98

                                                            ------------------
               Total Adjustments                                        2,648
                                                            ------------------

Net Cash (Used in) Provided From  Operating Activities      $               -


Cash Flows from Investing Activities:
-------------------------------------

       Capital Expenditures                                            (5,883)
                                                            ------------------
Net Cash Used in Investing Activities                       $          (5,883)
                                                            ------------------
Cash Flows from Financing Activities:
-------------------------------------

       Note Payable                                                    10,883
       Common Stock                                                         -
                                                            ------------------
Net Cash Provided for Financing Activities                  $          10,883
                                                            ------------------
Net Increase (Decrease) in Cash                             $           5,000

Cash Balance,  Begin Period                                                 -
                                                            ------------------
Cash Balance,  End Period                                   $           5,000
                                                            ==================
Supplemental Disclosures:
       Cash Paid for interest                               $               -
       Cash Paid for income taxes                           $               -
       Stock Issued for Services                                            -





                The accompanying notes are integral part of the
                       consolidated financial statements.

                          Dakota Fitness Equipment Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
-------------

Dakota Fitness Equipment Inc. ("the Company") was incorporated under the laws of the State of Nevada on October 11, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share with 10,000,000 shares designated as preferred shares and the balance as common shares. The Company has 2,550,000 common shares issued and outstanding as of October 31, 2001 and no preferred shares issued as of October 31, 2001. The fiscal year end will be December 31.

Development Stage Enterprise
------------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
-----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          Dakota Fitness Equipment Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
-------------------------------------------------------------

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets consists mainly of office furniture and equipment and is stated at cost. Depreciation and amortization is recorded using the straight-line method for financial reporting purposes over a five year period and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. There were no dilutive securities having an anti-dilutive effect on diluted earnings per share.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                          Dakota Fitness Equipment Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
-------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
------------------------

A total of 2,550,000 shares of common stock were issued at the organization of the Company. The stock was issued for services performed by the founders of the Company and valued at $2,550. The Company has not issued any of its preferred stock as of October 31, 2001.

                          Dakota Fitness Equipment Inc.
                          Notes to Financial Statements

Note 3  -  Related Parties
--------------------------

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
----------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 5  -  Going Concern
-------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company plans to implement a marketing plan to promote the line of fitness equipment and products to its customers. They plan to open a retail store to market the products to a greater number of people. The Company believes it can sustain itself until revenues are developed because of its low overhead and the notes payable being to related parties.

Note 6 - Note Payable
----------------------

An unrelated individual has loaned the Company $5,000 as operating capital. The note is dated October 30, 2001 and calls for an interest rate of 10% and is due on demand.

The President of the Company contributed certain assets to the Company in exchange for a note payable in the amount of $5,883 and calls for an interest rate of 10% and is due on demand.

Note 7  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-----------------------------------------------------------------------------

In October 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financials statements from October 11, 2001, our date of formation, through October 31, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
---------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

Experts
--------

Our financial statements for the period from October 11, 2001, our date of formation, through October 31, 2001, appearing in this prospectus which is part of a registration statement have been audited by Clyde Bailey P.C., independent accountant, and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C. as experts in accounting and auditing.

Additional Information
------------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
    o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Our Bylaws also provide that:

"The corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation's request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise."


Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
---------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately               $119.50
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $5,000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
----------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In October 2001, we issued 850,000 shares of our common stock to Troy Schaner, our president, treasurer and one of our directors, for services valued at $850, 850,000 shares of our common stock to Lloyd Schaner, our vice president, secretary and one of our directors, for services valued at $850, and 650,000 shares of our common stock to Dan Saunders, one of our directors, for services valued at $650. We also issued 100,000 shares to Kaye Vogel for services valued at $100 and 100,000 shares to Steve Wolff in exchange for services valued at $100. These shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
------------

1.          Underwriting Agreement (not applicable)

3.1         Articles of Incorporation*

3.2         Bylaws*

5.          Opinion Re: Legality*

8.          Opinion Re: Tax Matters (not applicable)

11.         Statement Re: Computation of Per Share Earnings**

15.         Letter on unaudited interim financial information (not applicable)

23.1        Consent of Auditors

23.2        Consent of Counsel*


*        Included in the company's original SB-2 filing on December 31, 2001
**       Included in Financial Statements


Undertakings
-------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                          (3) of the Securities Act of 1933;

                            To specify in the prospectus any facts or events
                  (ii) arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Bismarck, State of North Dakota, on March 14, 2002.

                                             Dakota Fitness Equipment, Inc.,
                                             a Nevada corporation


                                            /s/  Troy Schaner
                                            ----------------------------------
                                             Troy Schaner
                                             president, principal executive
                                             officer, treasurer, director



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



                                                     March 14, 2002
/s/  Troy Schaner
--------------------------------------------
Troy Schaner
president, principal executive officer,
treasurer, director


/s/ Lloyd Schaner                                    March 14, 2002
--------------------------------------------
Lloyd Schaner
vice president, principal financial officer,
principal accounting officer, secretary, director


/s/ Dan Saunders                                     March 14, 2002
--------------------------------------------
Dan Saunders
director